UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 1, 2006
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THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2006, Theravance, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch Pierce, Fenner & Smith Incorporated as representative of the several underwriters named therein (collectively, the “Underwriters”). In accordance with the terms and conditions of the Purchase Agreement, the Company has agreed to sell to the Underwriters 4,600,000 shares of its common stock and grant the Underwriters an option to purchase up to an additional 600,000 shares of common stock to cover over-allotments. The Underwriters may exercise the option at any time in whole or part from time to time within 30 days after the date of the Purchase Agreement. The Purchase Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The representations and warranties made by the parties to the Purchase Agreement were made solely for purposes of the Purchase Agreement and to allocate risk between the parties. You should not rely on the representations, warranties and covenants in this Purchase Agreement.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

Exhibit 99.1*	Purchase Agreement dated February 1, 2006, between the Company and Merrill Lynch Pierce, Fenner & Smith Incorporated as representative of the several underwriters named therein
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* Incorporated herein by reference to exhibit 10.1 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: February 3, 2006	By:	/s/ Mike W. Aguiar
Mike W. Aguiar
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1*	Purchase Agreement dated February 1, 2006, between the Company and Merrill Lynch Pierce, Fenner & Smith Incorporated as representative of the several underwriters named therein
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* Incorporated herein by reference to exhibit 10.1 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 30, 2006.